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                                                                  EXHIBIT 10.71
                             CONVERTIBLE PROMISSORY NOTE

 (pound)1,500,000                                                  8 April 1999

1.0              PARTICULARS OF THE NOTE

                 In partial consideration for the sale by Xenova Discovery Limited ("XDL") of certain assets to TerraGen Diversity Inc. (the "Obligor") pursuant to a purchase and sale of assets agreement dated 31 March 1999 (the "Asset Purchase Agreement") the Obligor promises, subject to the terms and conditions of this Note, to pay to the order of XDL at its offices at 240 Bath Road, Slough, England, One Million Five Hundred Thousand Pounds ((pound)1,500,000) on 8 April 2002. Any capitalised terms used herein but not defined herein shall have the meanings ascribed to them in the Asset Purchase Agreement.

2.0              INTEREST

2.1 The Obligor promises to pay interest on the outstanding principal balance from time to time of the indebtedness evidenced hereby (the "Principal Amount") from the date hereof until payment in full of all amounts owing hereunder at a rate equal to LIBOR plus one per cent (1%) per annum. Such payment of interest by the Obligor shall be (a) made on (i) 8 July, 8 October, 2 January, 8 April in respect of the three calendar month period ending on the last day of the preceding calendar month, commencing on 8 July 1999 and (ii) at maturity and (b) calculated based on LIBOR on the first Business Day of the relevant Interest Period and on the Principal Amount outstanding from time to time during such Interest Period. Following an Event of Default (as hereinafter defined), interest shall accrue on the Principal Amount then outstanding at a rate per annum equal to 4% over the base rate of Lloyds Bank plc from time to time following the date of demand for payment to the date of actual payment and discharge of the amount due. For the purpose of this Article 2, the following definitions shall apply:

         "Business Day" means any day, other than a Saturday, Sunday or any day on which banks are required or authorised to close in London, England.

         "Interest Period" means each period in respect of which interest is paid hereunder.

         "LIBOR" the rate per annum determined by Lloyds Bank plc to be equal to the arithmetic mean (rounded upwards, if not already such a multiple, to the nearest whole multiple of one-sixteenth of one per cent.

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         (0.0625%)) of the offered quotations which appear on the relevant page (as defined below) for the relevant Interest Period at or about
         11.00 am (London time) on the applicable date.

         "relevant page" means the Telerate Page 3750 of the Telerate Service which displays a British Bankers Association Interest Settlement Rate for sterling or if such page or such service shall cease to be available such other page or such other service (as the case may be) for the purpose of displaying London Interbank Offered Rates for sterling as Lloyds Bank plc shall select.

3.0              PAYMENTS

                 Payments of both principal and interest are to be made in lawful money of the United Kingdom. If any payment of principal or interest on this Note shall become due on a day that is not a Business Day such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in computing interest in connection with such payment.

4.0              PREPAYMENT

4.1 The Obligor shall have the right at any time to prepay, without premium or penalty, all or any part of the Principal Amount, provided that at the time of any such prepayment, the Obligor shall also pay all accrued interest on the amount of the Principal Amount so prepaid.

4.2 The Obligor may not prepay the Principal Amount after XDL has given notice of its intention to exercise its option to convert the Principal Amount into TerraGen Shares pursuant to Section 5.1 hereof.

5.0              CONVERSION INTO EQUITY

5.1 The Principal Amount shall be converted, in whole but not in part, into the equivalent amount of Class B Voting Preferred shares ("TerraGen Shares") of the Obligor at the Conversion Price (as hereinafter defined):

         (1) at the option of either XDL o the Obligator, at any time after 8 April 2001 by delivery to the other party hereto to accordance with Section 15.12 of the Asset Purchase Agreement of a written notice delivered specifying that such party is exercising its right to convert the Principal Amount into TerraGen Shares pursuant to this Article; or

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         (2)     automatically on 8 April 2002, by which conversion the
                 Principal Amount shall be satisfied; or

         (3) automatically upon the completion of an Initial Public Offering of the shares of the Obligor;

PROVIDED that the Obligor shall have no right to convert pursuant to this
Section 5.1 at any time when an Event of Default (as hereinafter defined) has occurred and is continuing.

5.2 For the purpose of this Article 5, an "Initial Public Offering" means the issuance of previously unissued common shares by the Obligor pursuant to a bona fide initial public offering pursuant to applicable securities laws of any of the provinces of Canada or of the United States of America or any state, territory or political subdivision thereof and the listing of the Obligor's common shares on a stock exchange determined by the directors of the Obligor.

5.3 The parties hereby agree that the Conversion price per share (the "Conversion Price") of the TerraGen Shares for the purposes of this
Article 5 shall be equal to:

                 (a) in the event that after the date hereof and prior to the conversion of the Principal Amount into TerraGen Shares the Obligor:

                          (i) completes a Bona Fide Issue of TerraGen Shares (as hereinafter defined),the price equal to the cash issue price per share in respect of the last such Bona Fide Issue of TerraGen Shares completed, or

                          (ii) completes an Initial Public Offering, the price pursuant to which the shares of the Obligor are sold pursuant to such Initial Public Offering;

                 (b) in the event that after the date hereof and prior to the conversion of the Principal Amount into TerraGen Shares the Obligor neither completes a Bona Fide Issue of TerraGen Shares, nor completes an Initial Public Offering, the Conversion Price shall be CAD $3.75 per share;

           determined as of

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                 (c)      in the case of Section 5.1(1), the date that a
                          conversion notice given pursuant to Section 5.1 is deemed to be received under Section 15.12 of the Asset Purchase Agreement, and

                 (d)      in the case of Section 5.1(2), 8 April 2002, and

                 (e) in the case of Section 5.1(3), the date of the completion of the Initial Public Offering.

5.4 "Bona Fide Issue of TerraGen Shares" means an issue by the Obligor of any class of its shares of its capital stock (including any shares issued pursuant to rights, options, warrants or other securities convertible into shares, but not including the exercise or conversion of existing and outstanding share purchase warrants and options and conversion of shares currently issued and outstanding) made bona fide in good faith but shall specifically exclude:

                 (i) share issues which yield proceeds to TerraGen, in the aggregate, of less than CAD $1,000,000, without deducting therefrom costs of the issue and omissions,

                 (ii) shares issued to persons under the ESOP referenced in the Shareholders' Agreement or any employee, director or consultant options and the 2,339,182 Class B Voting Preferred shares which the Company has allotted to investors and any conversions thereof as set forth in the Minutes of a Meeting of the Directors of the Company held on March 25, 1999, a copy of which has been provided to the Purchaser, and

                 (iii)    shares issued for consideration other than cash.

6.0              CONVERSION RIGHTS

6.1              RESTRICTION

                 The conversion set out in Article 5 will extend only to the maximum number of whole TerraGen Shares into which the Principal amount may be converted in accordance with Section 5.1 and fractions of TerraGen Shares will be adjusted for in the manner provided in Section 6.3.

6.2              COMPANY'S OBLIGATIONS ON CONVERSION

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                 Forthwith following the conversion of the Principal Amount into TerraGen Shares pursuant to Section 5.1, the Obligor will:

                 (1) deliver to XDL a certificate for the TerraGen Shares into which the Principal Amount has thereby been converted and, if applicable, a cheque for any amount payable under Section 6.3 in respect of such conversion; and

                 (2) enter the name of XDL on the register of members and register or allotments of the Obligor

6.3 The Obligor will not be required to issue fractional TerraGen Shares upon the conversion of the Principal Amount and if any fractional interest in a share would except for the provisions of this
Section 6.3, be deliverable upon the conversion thereof, the Obligor will, in lieu of issuing TerraGen Shares for such fractional interest, satisfy such fractional interest by paying to XDL an amount in lawful money of the United Kingdom equal to the principal amount of the Note which would otherwise have been converted into such fractional interest.

6.4 The Obligor will at all times reserve and keep available out of the TerraGen Shares now authorized by the Obligor, solely for the issuance upon conversion of this Note, a sufficient number of TerraGen Shares at least equal to the number of such shares that would be issuable upon the conversion of the entire Principal Amount.

6.5 In case of any reclassification of the TerraGen Shares any time outstanding or change of TerraGen Shares into other shares or any other capital reorganization in respect of the Obligor except as described below, or in case of the consolidation, amalgamation or merger of the Obligor with or into any other corporation (other than a consolidation, amalgamation or merger which does not result in any reclassification of the outstanding TerraGen Shares or a change or the TerraGen Shares into other shares), or in case of any transfer of the undertaking or assets of the Obligor as an entirety or substantially as an entirety to another corporation, at any time prior to the conversion of the Principal Amount into TerraGen Shares as herein set out, XDL will thereafter be entitled upon such conversion to receive, and will accept, in lieu of the number of TerraGen Shares to which XDL was theretofore entitled to receive upon such exercise, the kind and amount of shares and other securities or property which XDL would have been entitled to receive as a result of such reclassification, change, capital reorganization, consolidation, amalgamation, merger or transfer if, on the effective date thereof, XDL had been the registered holder of the number of TerraGen

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Shares to which it was theretofore entitled upon conversion. If necessary, appropriate adjustments will be made in the application of the provisions set forth in this Section with respect to the rights and interests thereafter of XDL with the intent that the provisions set forth in this Section will thereafter be applicable in relation to any shares or other securities or property thereafter deliverable upon conversion. Any such adjustment will be made by and set forth in an agreement supplemental hereto approved by the Obligor and by XDL and will for all purposes be conclusively deemed to be an appropriate adjustment. The subdivision or consolidation of the TerraGen Shares will be deemed not to be a reclassification of the capital of the Obligor or a capital reorganization for the purpose of this Section 6.5.

6.6 If and whenever prior to the conversion of the Principal Amount into TerraGen Shares as set out herein, the TerraGen Shares are subdivided into a greater or consolidated into a lesser number of shares, or the Obligor issues TerraGen Shares as a stock dividend, XDL, if conversion of the Principal Amount Into TerraGen Shares has not occurred on or prior to the record date or the effective date, as the case may be, of such subdivision, consolidation or stock dividend, upon the conversion set out herein thereafter, will be entitled to receive and will accept in lieu (or, in the case of a stock dividend, in addition to) the number of TerraGen Shares then issued to XDL in accordance with the provisions for conversion set out herein, the aggregate number of TerraGen Shares that XDL would have been entitled to receive as a result of such subdivision, consolidation or stock dividend if, immediately before such issue or on such record date or effective date, XDL had been the registered holder of the number of TerraGen Shares so issued.

6.7 In any case in which this Note requires that an adjustment will become effective immediately after a record date for an event referred to herein, the Obligor may defer, until the occurrence of such event, issuing to XDL upon the conversion set out herein after such record date and before the occurrence of such event the additional TerraGen Shares issuable upon such exercise by reason of the adjustment required by such event before giving effect to such adjustment; provided, however, that the Obligor will deliver to XDL an appropriate instrument evidencing XDL's right to receive such additional TerraGen Shares upon the occurrence of the event requiring such adjustment and the right to receive any distributions made on such additional TerraGen Shares declared in favour of holders of the record of TerraGen Shares on and after the time of conversion set out herein or such later date as XDL would, but for the provisions of this Section 6.7, have become the holder of record of such additional TerraGen Shares pursuant to the conversion set out herein.

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6.8              The adjustment provided for in this Note are cumulative and will apply (without duplication) to successive subdivisions, consolidations, distributions, issuances or other events resulting in any adjustment under the provisions of this Note.

6.9 In the event of any question or dispute arising with respect to the adjustments provided in this Note such question will be conclusively determined by a firm of chartered accountants (who may be the Obligor's auditors) appointed by and acceptable to XDL provided that if XDL does not approve within 10 days of receipt of written notice of the name of the firm or chartered accountants proposed to be appointed by the Obligor for such purpose, such question will be conclusively determined by a firm of chartered accountants selected by the Obligor and, in either event, such accountants will have access to all necessary records of the Obligor and such determination will be conclusive and binding upon the Obligor and XDL.

6.10 As a condition precedent to the taking of any action which would require an adjustment pursuant to this Note, including the number of TerraGen Shares which are to be received upon conversion the Obligor will take any action which may, in the opinion of XDL, be necessary in order that the Obligor may validly and legally issue as fully paid and non-assessable all the TerraGen Shares which XDL is entitled to receive upon conversion in accordance with the provisions hereof.

6.11 Immediately after the occurrence of any event which requires an adjustment pursuant to this Note, including the number of TerraGen Shares which are to be received upon the exercise thereof, the Obligor will forthwith give notice to XDL of the particulars of such event and the required adjustment together with a certificate of the Obligor specifying the particulars of such event and the required adjustment and the computation of such adjustment.

7.0              EVENTS OF DEFAULT

7.1 If any of the following events ("Events of Default") shall occur:

                 (1) default by the Obligor in the payment of any installment of principal or interest on this Note when the same becomes due and payable, which default continues unremedied for a period of five
                          (5) days after notice by XDL requesting that such default be cured; or

                 (2) default by the Obligor in the performance of or compliance with any other term or covenant contained in this Note,

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                                      -8-

                          which default continues unremedied for a period of thirty (30) days after notice by XDL requesting that such default be cured; or

                 (3) if the Obligor shall make a general assignment for the benefit of creditors, or shall file a voluntary petition in bankruptcy, or shall file any petition or answer seeking for itself relief from its creditors any reorganisation, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or shall file any answer admitting or not contesting the material allegations of a petition filed against the Obligor in any such proceeding or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of the Obligor; or

                (4) if there shall be filed against the Obligor any petition or application for relief under any bankruptcy or similar law which is not discharged within sixty (60) days after such petition; or

                (5) the Obligor makes a general assignment for the benefit of or a composition with its creditors; or

                (6) the Obligor takes any corporate action or other steps are taken or legal proceedings are started for its winding-up, dissolution, administration or reorganisation or for the appointment of a receiver, administrator, administrative receiver, trustee or similar officer of it or of any or all of its revenues and assets; or

                (7) an encumbrancer takes possession of the whole or substantially all of, the property, undertaking or assets of the Obligor;

then, and in any such event, XDL may, at any time. at its option, by written notice to the Obligor declare the Principal Amount and all accrued interest remaining unpaid on this Note due and payable.

In case any one or more Events of Default shall occur and be continuing, XDL may proceed to protect and enforce its rights by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any covenant contained in this Note, or for an injunction against a

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violation of any of the terms hereof, or in aid of the exercise of any power granted hereby or by law. No course of dealing and no delay on the part of XDL in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice rights of XDL. No right conferred hereby to XDL shall be exclusive of any other right referred to herein or now or hereafter available at law, in equity, by statute or otherwise.

8.0              WAIVER

The Obligor hereby waives demand, presentment, protest and notice of demand, presentment, protest and nonpayment.

9.0              SET-OFF & RETENTION

In this Article:

"Claim" means any claim made by the Purchaser in respect of the Warranties, as defined in, and in accordance with, the terms of the Asset Purchase Agreement or under any Indemnity in the Asset Purchase Agreement.

"Relevant Events" has the meaning given to that expression by Section 9.4.

9.1 All sums payable under or pursuant to this Note whether in respect of principal, interest or otherwise shall be paid without any deduction, retention, set-off or other withholding on any account whatsoever save as otherwise expressly provided in this Article 9.

9.2 Subject as provided in this Article 9, the Obligor shall be entitled to set-off and retain the amount of any Claim against the amounts due or to become due and payable to XDL under this Note if a Relevant Event shall have occurred in relation thereto.

9.3 Such set-off and retention shall be exercised only by service of a notice in writing by the Obligor to XDL specifying the particular Claim in respect of which such set-off and retention is exercised and accompanied by evidence in writing of the occurrence of a Relevant Event in relation to such Claim.

9.4 A Relevant Event in relation to a Claim shall comprise any of the following events:

                 (1) judgement being given against XDL the Second Seller or the Parent by a court or competent jurisdiction from which there shall be no subsisting right or appeal in respect of the Claim and

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                          the amount of such judgement remaining unsatisfied
                          in whole or in part 10 days after service of written notice by the Obligor to XDL requiring such judgement to be satisfied;

                 (2) the Claim being settled or compromised by agreement between the parties and the amount so settled or compromised remaining unsatisfied in whole or in part 10 days after service of written notice by the Obligor to XDL requiring such amount to be satisfied; or

                 (3) Leading Counsel of the English Bar of at least 10 years standing delivering an opinion:

                          (1) that the Claim is a valid Claim pursuant to the Asset Purchase Agreement, and

                          (2) that there are prima facie grounds for the Claim sufficient in his opinion to cause a court of competent jurisdiction not to accept an application for the Claim to be struck out on the basis of there being no real prospect of succeeding on the Claim or issue in question, and

                          (3) that the Purchasers have a good and arguable case in respect of the Claim, and

                          (4) of the amount in respect of which in his opinion there is such a good and arguable case;

9.5 In the event that any amount is deducted, set-off and retained by the Obligor pursuant to Sub-Section 9.4(c) and subsequently a court of competent jurisdiction from which there shall be no subsisting right of appeal rejects the claim or gives judgement against XDL, the Second Seller or the Parentor the parties agree a settlement or compromise for a sum including costs in either case for an amount falling short in aggregate of the sum deducted, set-off and retained pursuant to Sub-Section 9.4(c) then the Obligor shall forthwith on demand pay to XDL a sum equal to the amount of such shortfall (an "Excess"). Interest shall accrue on any such sum demanded and not paid and discharged at 4% over the base rate of Lloyds Bank plc from time to time from the date following the date of demand for payment to the date of actual payment and discharge of the amount due.

9.6 In the event that any amount is deducted, set-off or retained by the Obligor pursuant to Section 9.4, then the Principal Amount which shall fail to

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be commuted under any right or obligation so to do under this Agreement shall be reduced by that amount save to the extent of any Excess.

10.0             NO ASSIGNMENT

This Note shall not be assigned without the prior written consent of all of the parties hereto.

11.0             GOVERNING LAW

This Note is made under and governed by the laws of England and Wales.

TERRAGEN DIVERSITY INC.

By: /s/
   -----------------------------------------
   Director


XENOVA DISCOVERY LIMITED

By: /s/
   -----------------------------------------
   Director